                     Washington D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                         April 28, 1995
                        (Date of Report)
                (Date of Earliest Event Reported)


                     JOHN WILEY & SONS, INC.
     (Exact name of registrant as specified in its charter)

                            New York
            (State or Jurisdiction of incorporation)



           0-2538                            13-5593032
   Commission File Number            IRS Employer Identification
                                               Number

 605 Third Avenue, New York,                 10158-0012
             NY
    Address of principal                      Zip Code
      executive offices

Registrant's telephone number,             (212) 850-6000
including area code:





         This is the first page of a two page document.

 Item 5:  Other Events


On April 28, 1995, the Company prepaid the remaining balance of its 10.31% Notes in the amount of $26 million, representing all of its long-term debt. Although incurring prepayment fees, the Company will benefit by eliminating the negative interest rate spread between the higher interest rate on the debt retired compared with the current interest rates being earned on short-term investments by the Company.

In  addition,  the Company recently entered into a new  revolving credit  agreement, increasing its line of credit from $30 to  $50 million under more favorable terms, expiring on March 30, 2000.






                            Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        John Wiley & Sons, Inc.




                                    /S/   Robert D. Wilder
                                          Robert D. Wilder
                                          Senior Vice President and
                                          Chief Financial Officer






Date:  May 4, 1995